UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2020

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (713) 215-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, par value $0.20	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 with respect to the Supplemental Indentures (as defined below) is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 with respect to the Supplemental Indentures is incorporated herein by reference.

Item 8.01.	Other Events.

Senior Notes Offering

On December 8, 2020, Occidental Petroleum Corporation (“Occidental”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, J.P. Morgan Securities LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which Occidental agreed to issue and sell to the Underwriters two series of senior unsecured notes in the aggregate principal amount of $2,000,000,000, consisting of (i) $750,000,000 aggregate principal amount of its 5.50% Senior Notes due 2025 (the “2025 Notes”) and (ii) $1,250,000,000 aggregate principal amount of its 6.125% Senior Notes due 2031 (the “2031 Notes” and, together with the 2025 Notes, the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements by Occidental and customary conditions to closing, indemnification obligations of Occidental and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The offer and sale of the Notes contemplated by the Underwriting Agreement was consummated on December 22, 2020. Occidental used the net proceeds from the offering of approximately $1,985 million (after deducting underwriting discounts and estimated offering expenses) to fund a portion of the concurrent Tender Offers (as defined below), and to pay fees and expenses in connection therewith.

The Notes were issued pursuant to an Indenture, dated as of August 8, 2019 (the “Indenture”), between Occidental and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by an Officer’s Certificate, dated December 22, 2020, setting forth the specific terms applicable to each series of the Notes (the “Officer’s Certificate”). The 2025 Notes will bear interest at a rate of 5.50% per year and the 2031 Notes will bear interest at a rate of 6.125% per year. Interest on the 2025 Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2021. Interest on the 2025 Notes will be payable to the holders of record of such series of the Notes at the close of business on the immediately preceding May 15 and November 15, respectively (whether or not a business day). Interest on the 2031 Notes will be payable semi-annually in arrears on July 1 and January 1 of each year, beginning on July 1, 2021. Interest on the 2031 Notes will be payable to the holders of record of such series of the Notes at the close of business on the immediately preceding June 15 and December 15, respectively (whether or not a business day). The Indenture contains covenants that limit the ability of Occidental and its consolidated subsidiaries to, among other things, incur liens and the ability of Occidental to merge, consolidate or transfer substantially all of its assets. Occidental may redeem each series of the Notes prior to their maturity at its option, in whole or in part, at any time or from time to time, as described in the Officer’s Certificate.

The Notes were sold pursuant to Occidental’s automatic shelf registration statement under the Securities Act on Form S-3 (Registration No. 333-232928) filed on July 31, 2019. Occidental has filed with the Securities and Exchange Commission a final prospectus supplement, dated December 8, 2020, together with an accompanying prospectus, dated July 31, 2019, relating to the offer and sale of the Notes.

The foregoing description of the Underwriting Agreement, the Indenture, the Officer’s Certificate and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Indenture, the Officer’s Certificate and the forms of the Notes, which are filed herewith as Exhibits 1.1, 4.1, 4.2, and 4.3 through 4.4, respectively, and incorporated herein by reference.

Early Tender Results and Supplemental Indentures

On December 21, 2020, Occidental announced the early tender results of its previously announced (i) cash tender offers to purchase its outstanding 2.600% Senior Notes due 2021 (the “2.600% 2021 Notes”), 3.125% Senior Notes due 2022 (the “3.125% 2022 Notes”), 2.600% Senior Notes due 2022 (the “2.600% 2022 Notes”), 2.700% Senior Notes due 2022 (the “2.700% 2022 Notes”) and 2.70% Senior Notes due 2023 (the “2.70% 2023 Notes” and, together with the 2.600% 2021 Notes, 3.125% 2022 Notes, 2.600% 2022 Notes and 2.700% 2022 Notes, the “Subject Notes”) and (ii) the related solicitation of consents from holders of the Subject Notes to amend the indentures governing the Subject Notes (collectively, the “Tender Offers”). Occidental also announced an amendment to the Tender Offers to increase the maximum aggregate purchase price for the Subject Notes, excluding accrued but unpaid interest, from $2 billion to $2.3 billion.

In connection with the Tender Offers, the following supplemental indentures were executed and became operative on December 22, 2020 (collectively, the “Supplemental Indentures”):

•
a First Supplemental Indenture to that certain Indenture, dated as of August 18, 2011 (the “2011 Indenture”), by and between Occidental and the Trustee, relating to the 3.125% 2022 Notes and 2.600% 2022 Notes; and

•	a Second Supplemental Indenture to the Indenture, relating to the 2.600% 2021 Notes and 2.700% 2022 Notes.

The Supplemental Indentures eliminate certain of the restrictive covenants contained in the 2011 Indenture and the Indenture in respect of the 2.600% 2021 Notes, 3.125% 2022 Notes, 2.600% 2022 Notes and 2.700% 2022 Notes only.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures, which are filed herewith as Exhibits 4.5 and 4.6, and incorporated herein by reference.

On December 21, 2020, Occidental issued a press release announcing the early tender results of the Tender Offers as of 5:00 p.m., New York City time, on December 18, 2020 and the amendment to the Tender Offers. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated December 8, 2020, by and among Occidental Petroleum Corporation and RBC Capital Markets, LLC, J.P. Morgan Securities LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein.

4.1
Indenture, dated as of August 8, 2019, between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A (incorporated by reference to Exhibit 4.1 of Occidental’s Current Report on Form 8-K filed on August 8, 2019).

4.2	Officer’s Certificate pursuant to the Indenture, dated as of December 22, 2020, establishing the Notes and their terms.

4.3	Form of Senior Notes due 2025 (included as Exhibit A to Exhibit 4.2).

4.4	Form of Senior Notes due 2031 (included as Exhibit B to Exhibit 4.2).

4.5	First Supplemental Indenture to that certain Indenture, dated as of August 18, 2011, by and between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.

4.6	Second Supplemental Indenture to that certain Indenture, dated as of August 8, 2019, by and between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated as of December 21, 2020 (Early Tender Results and Upsize).

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Nicole E. Clark
Nicole E. Clark
Date: December 22, 2020		Vice President, Deputy General Counsel and Corporate Secretary